Exhibit 99.1

Addentax Group Corp. Advances Sovereign-Aligned Stablecoin Initiative in Southeast Asia with Strategic Bitcoin Investor, Within Plan to Pursue up to 12,000 Bitcoins Acquistion

SHENZHEN, February 12, 2026 — Addentax Group Corp. (Nasdaq: ATXG) (the “Company”, “ATXG”, “we”, “us” or “our”) today announced that it is engaged in advanced discussions with a strategic Bitcoin investor (the “Investor”), a significant global holder of Bitcoin, to explore a potential collaboration for the development of a sovereign-aligned, regulatory-compliant stablecoin initiative in Southeast Asia. These discussions are part of a broader strategic framework supported by the Company’s previously disclosed plan to pursue a strategic investment of up to 12,000 Bitcoins, as announced in July 2025.

The Company believes that, if successfully executed, the proposed initiative could contribute to the development of regulated digital finance infrastructure across the Association of Southeast Asian Nations (ASEAN). As currently envisioned, the potential stablecoin issuance framework would be designed to support cross-border payments, selected decentralized finance (DeFi) applications, and institutional-grade blockchain use cases, subject to applicable regulatory frameworks.

As part of the ongoing discussions, Addentax and the Investor are engaging with relevant governmental and regulatory stakeholders, including central banks and financial regulators in two Southeast Asian jurisdictions, to explore a regulatory framework that may support the issuance of a sovereign-aligned stablecoin. No definitive agreements have been executed, and there can be no assurance that these discussions will result in any transaction or regulatory authorization.

The proposed digital asset, if developed, is expected to be structured as a fully reserve-backed and independently audited stablecoin, referencing a diversified basket of fiat currencies and other assets. The contemplated technology architecture would integrate Addentax’s AI-enabled compliance, transaction monitoring, and risk management capabilities with the Investor’s digital asset infrastructure and liquidity networks, subject to further design, regulatory review, and implementation.

“This initiative, if completed, could represent an important step in our long-term strategy to participate in regulated digital financial services,” said the Chief Executive Officer of Addentax. “We believe that constructive engagement with regulators, combined with disciplined technological development and risk management, is essential to building sustainable digital finance platforms.”

A representative of the strategic Bitcoin investor stated, “We are pleased to explore this potential collaboration with Addentax. Our discussions are focused on understanding how regulated digital asset infrastructure may evolve in Southeast Asia and how industry participants can support financial innovation in a compliant and responsible manner.”

Subject to regulatory developments, commercial considerations, and the execution of definitive agreements, the parties may evaluate a phased approach to implementation beginning in the second half of 2026. Such an approach could include the potential development of regional research and innovation initiatives in Southeast Asia, including in jurisdictions such as Singapore and Indonesia, to support ongoing research, infrastructure development, and the advancement of institutional-grade DeFi platforms, custody solutions, and AI-driven financial applications, subject to applicable regulatory approvals.

This announcement reflects the Company’s current discussions and strategic considerations only. No assurance can be given that any definitive agreements will be executed or that any proposed initiatives will be completed as currently contemplated.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing and logistics services. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

yoongxin.chan@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

WAVECREST GROUP INC.

1-718-213-7386

sherry@wavecrestipo.com